UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 10, 2021

AgeX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-38519	82-1436829
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1101 Marina Village Parkway

Suite 201

Alameda, California 94501

(Address of principal executive offices)

(510) 671-8370

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	AGE	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in AgeX’s periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and other filings that AgeX may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, AgeX disclaims any intent or obligation to update these forward-looking statements.

References in this Report to “AgeX,” “we” or “us” refer to AgeX Therapeutics, Inc.

Item 1.01 – Entry in Material Definitive Agreement.

On February 10, 2021, we entered into an amendment (the “Amendment”) of our Loan Facility Agreement (the “Loan Agreement”), dated as of August 13, 2019, with Juvenescence Limited (“Juvenescence”). The Amendment extends the maturity date of loans under the Loan Agreement to February 14, 2022 and increases the amount of the loan facility from $2 million to $6 million, of which we have previously borrowed $2 million. All loans in excess of the initial $2 million that we previously borrowed are subject to Juvenescence’s discretion. Additional loans, if made, will be in denominations of $1 million.

The Amendment also grants Juvenescence the right to convert the principal amount of outstanding loans under the Loan Agreement, as amended, into shares of AgeX common stock at the Market Price as defined in the Amendment. The Amendment places certain limits on the number of shares that may be issued upon conversion of outstanding loan amounts by Juvenescence, or by AgeX under AgeX’s loan conversion rights, if under the rules of the NYSE American or any other national securities exchange on which AgeX common stock may be listed, approval by AgeX stockholders would be required in connection with the issuance of the shares. Under those limits (a) the number of shares of common stock that may be issued upon conversion of any loan advance, at a conversion price that is lower than the market price of AgeX common stock at the time of funding the applicable advance being converted, may not exceed 19.9% of the shares outstanding at August 13, 2019, and (b) no advances may be converted into common stock in an amount that would cause Juvenescence’s ownership of AgeX common stock to equal or exceed 50% of the number of shares of AgeX common stock then outstanding.

AgeX will pay Juvenescence an Origination Fee in the amount of $160,000 upon the earlier of the repayment of the loan by AgeX or the conversion of the loan balance into AgeX common stock by Juvenescence or by AgeX. The Origination Fee will be paid in shares of AgeX common stock rather than cash if AgeX exercises its right to convert the Loan into shares of common stock, or if Juvenescence elects to convert the loan in shares of common stock and elects to receive the Origination Fee in AgeX common stock.

In connection with the Amendment, AgeX entered into Amendment No. 2 to its Registration Rights Agreement with Juvenescence to include among the shares of AgeX common stock to which Juvenescence has registration rights any shares of common stock that may be issued to Juvenescence upon conversion of the loans under the Loan Agreement, as amended, or under our March 30, 2020 Secured Convertible Facility Agreement, as amended, with Juvenescence (the “2020 Loan Agreement). Under the Registration Rights Agreement, as amended, we have agreed to register for resale under the Securities Act of 1933, as amended, shares of AgeX common stock that we issued to Juvenescence pursuant to the Loan Agreement or the 2020 Loan Agreement, or that may be acquired by Juvenescence upon conversion of the loans into common stock, or upon exercise of certain common stock purchase warrants that we issued to Juvenescence pursuant to the Loan Agreement and the 2020 Loan Agreement.

The foregoing descriptions of the Amendment of the Loan Agreement and Amendment No. 2 to the Registration Rights Agreement are summaries only and are qualified in all respects by reference to the full text of such documents which have been filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Report.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment No. 1 to Loan Facility Agreement, dated February 10, 2021, between AgeX Therapeutics, Inc. and Juvenescence Limited

10.2	Amendment No. 2 to Registration Rights Agreement, dated February 10, 2021, between AgeX Therapeutics, Inc. and Juvenescence Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGEX THERAPEUTICS, INC.

Date: February 11, 2021	By:	/s/ Andrea Park
Chief Financial Officer